EXHIBIT 99.1

Infospace Signs Search Distribution Agreement with MSN

Infospace to feature MSN Search Results on private-label partner sites, the award-winning Dogpile.com search engine and other branded properties

BELLEVUE, Wash. (Apr. 18, 2005) – Infospace Search & Directory, a leading Web search and online directory services provider and a business of InfoSpace, Inc. (NASDAQ:INSP), today announced a two-year agreement to add results from MSN Search, the first-ever search engine built from the ground up by Microsoft, to Infospace’s search offering.

Infospace’s metasearch product delivers a unique experience by bringing together the top results from the most popular engines in one place. With the signing of this agreement, Infospace is the only metasearch provider to have direct distribution agreements with all four of the leading Web search algorithms – MSN Search, Google, Yahoo and Ask Jeeves (Teoma).

“MSN Search is a terrific addition to our metasearch capability. This agreement represents our ongoing commitment to evolve our offering to help partners maximize their revenue and build stronger brands,” said Richard Pelly, vice president of search distribution, Infospace Search & Directory. “As the only provider to have relationships with all four of the most popular algorithms, we are able to offer a search solution uniquely designed to provide end users with the most relevant results and support our partners’ business agendas.”

“We’re pleased to announce our first search distribution agreement with Infospace,” said Christopher Payne, corporate vice president of MSN Search. “Infospace’s strong network of private-label partners and branded sites provides a powerful distribution channel that will help us extend the reach of MSN Search results.”

Infospace’s metasearch product allows its private-label partners to deliver a differentiated search experience that their customers can’t find at any single engine. By bringing together the top results in one place, Infospace’s partners are able to deliver top quality results under their own brand and generate superior monetization.

Infospace Web search reaches approximately 14 million users every month through powering private-label search products for leading media sites, access providers and search providers and through its network of branded search properties, including Dogpile (www.dogpile.com), WebCrawler (www.webcrawler.com) and MetaCrawler (www.metacrawler.com). Infospace expects to integrate MSN Search into its branded search properties this summer.

About MSN

MSN attracts more than 380 million unique users worldwide per month. With localized versions available globally in 40 markets and 20 languages, MSN is a world leader in delivering Web services to consumers and online advertising opportunities to businesses worldwide. The most useful and innovative online service today, MSN brings consumers everything they need from the Web to make the most of their time online. MSN is located on the Web at http://www.msn.com. MSN worldwide sites are located at http://www.msn.com/worldwide.ashx.

About Infospace Search & Directory

Infospace Search & Directory markets Web search and online directory products that help users find the information they need while creating revenue opportunities for merchants. Infospace Search & Directory operates a family of Internet properties that includes Dogpile (www.dogpile.com), Switchboard (www.switchboard.com), WebCrawler (www.webcrawler.com), Infospace.com (www.infospace.com) and MetaCrawler (www.metacrawler.com). Infospace Search & Directory also powers Web search, along with online yellow and white pages, for a variety of Web sites. Infospace Search & Directory is a business of InfoSpace, Inc. (NASDAQ:INSP).

More information can be found at http://www.infospaceinc.com.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

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This release contains forward-looking statements regarding Infospace’s Search and Directory business including its metasearch product and its content provider agreement with MSN. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Infospace’s actual results include actual performance under the MSN agreement, the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in Infospace’s most recent Annual Report on Form 10-K, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Infospace undertakes no obligation to update publicly any forward- looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.